Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement No. 333-49488 on Form S-8 of Pro Tech Communications, Inc. of our report dated March 3, 2006 (with respect to Note 18, March 23, 2006)on our audits of the financial statements and schedule II as of December 31, 2004 and 2005 and for each of the years ended December 31, 2003, 2004 and 2005, included in this Annual Report on Form 10-K




Eisner LLP

New York, New York
March 23, 2006